EXHIBIT 23.1
                                                                    ------------

                        CONSENT OF MARCUM & KLIEGMAN LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this registration statement on Form S-1 of our report, which includes an explanatory paragraph as to the Company's ability to continue as a going concern, dated September 24, 2004, on our audits of the financial statements of Western Power & Equipment Corp. and Subsidiary, for the years ended July 31, 2004 and 2003 appearing in this prospectus, which is part of this registration statement. We also consent to the reference to our firm under the heading "experts" in such prospectus.


                                       /s/ Marcum & Kliegman LLP
                                       -----------------------------------------
                                       MARCUM & KLIEGMAN LLP


New York, New York
July 21, 2005